Exhibit 99.1

Chico’s FAS, Inc. • 11215 Metro Parkway • Fort Myers, Florida 33966 • (239) 277-6200

Chico's FAS, Inc. Reports Third Quarter Results
Cost Reduction and Operating Efficiency Initiatives Drive Significant Earnings Growth

•	GAAP earnings per share up $0.27 to $0.18 compared to last year

•	Non-GAAP earnings per share up $0.07, or 54%, to $0.20 compared to last year

•	Company on track to deliver double digit operating margin

Fort Myers, FL - November 22, 2016 - Chico’s FAS, Inc. (NYSE: CHS) today announced its financial results for the fiscal 2016 third quarter and thirty-nine weeks ended October 29, 2016.
For the thirteen weeks ended October 29, 2016 ("the third quarter"), the Company reported net income of $23.6 million, or $0.18 per diluted share, compared to a net loss of $11.6 million, or $0.09 per diluted share, for the thirteen weeks ended October 31, 2015. The Company reported third quarter 2016 adjusted net income of $26.4 million, or $0.20 adjusted earnings per diluted share, compared to adjusted net income of $17.7 million, or $0.13 adjusted earnings per diluted share, in last year’s third quarter. The adjusted results exclude EPS net charges of $0.02 in 2016 and $0.22 in 2015 related to restructuring and strategic charges and Boston Proper, as presented in the accompanying GAAP to non-GAAP reconciliation.
For the thirty-nine weeks ended October 29, 2016, the Company reported net income of $77.7 million, or $0.58 per diluted share, compared to net income of $23.0 million, or $0.16 per diluted share, for the thirty-nine weeks ended October 31, 2015. The Company reported adjusted net income of $93.2 million, or $0.70 adjusted earnings per diluted share, compared to adjusted net income of $99.7 million, or $0.70 adjusted earnings per diluted share, in 2015. The adjusted results exclude EPS net charges of $0.12 in 2016 and $0.54 in 2015 related to restructuring and strategic charges and Boston Proper, as presented in the accompanying GAAP to non-GAAP reconciliation.
Shelley Broader, CEO and President, said, "Our third quarter earnings exceeded expectations. As a result of our efforts to transform Chico’s FAS for the future, we were able to achieve significant earnings growth and are demonstrating considerable progress toward our goal of double digit operating margin. We are fully engaged in the implementation of our cost reduction and operating efficiency initiatives, and our continued progress reinforces our confidence in the company’s strategic plan. The improvements across the organization, additional recent hires, customers’ positive response to new merchandising initiatives, and other brand specific actions underway are re-energizing the company and fortifying our foundation for revenue and earnings growth and sustainable value creation.”

Net Sales

For the third quarter, net sales were $596.9 million compared to $645.4 million in last year’s third quarter. This decrease of 7.5% included $18.7 million related to Boston Proper. When excluding Boston Proper from fiscal 2015, net sales decreased 4.8%, primarily reflecting a decline in comparable sales of 4.9%, comprised of reduced transaction count and lower average dollar sale. Third quarter average unit retail increased with a decline in promotional activity.

Comparable Sales

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 29, 2016	October 31, 2015	October 29, 2016	October 31, 2015
Chico's	(5.6)%	(4.7)%	(5.4)%	(2.1)%
White House Black Market	(5.5)%	(2.0)%	(3.5)%	(0.8)%
Soma	0.4%	(0.9)%	0.6%	3.6%
Total Company	(4.9)%	(3.3)%	(4.0)%	(1.0)%
Gross Margin

For the third quarter, gross margin was $230.3 million, or 38.6%, compared to $249.2 million, or 38.6%, in last year’s third quarter. When excluding Boston Proper from fiscal 2015, gross margin decreased 40 basis points in fiscal 2016 compared to gross margin of $244.2 million, or 39.0% last year. This 40 basis point decrease from the 2015 adjusted gross margin rate primarily reflects an improvement in merchandise margin, which was more than offset by deleverage of occupancy costs and incentive compensation.

Selling, General and Administrative Expenses

For the third quarter, selling, general and administrative expenses (“SG&A”) were $188.4 million, or 31.6%, compared to $226.3 million, or 35.1% last year. When excluding Boston Proper from fiscal 2015, SG&A decreased $27.3 million, or 280 basis points, compared to $215.6 million, or 34.4% last year. This $27.3 million decrease is primarily due to a reduction in unproductive marketing spend and savings in store labor, partially offset by an increase in incentive compensation.
Restructuring and Strategic Charges

For the third quarter, the Company recorded pre-tax restructuring and strategic charges of $10.8 million, primarily consisting of outside services related to cost reduction and operating efficiency initiatives (the "Initiatives"). On an after-tax basis, the impact of these charges was $6.8 million, or $0.05 per diluted share.

Income Tax Expense

For the third quarter, the effective tax rate of 22.9% reflected an additional tax benefit on the disposition of Boston Proper's stock and the recognition of additional income tax credits. Excluding the additional tax benefit, the effective tax rate for the third quarter of 2016 would have been 36.2% compared to 37.0% in the same period last year.

Inventories

At the end of the third quarter of 2016, inventories totaled $261.3 million compared to $269.0 million last year. When excluding Boston Proper store inventories from fiscal 2015, inventories decreased $6.0 million, or 2.2%, in the third quarter of fiscal 2016 compared to $267.3 million last year, primarily reflecting improved inventory management.

Share Repurchase Program

During the third quarter of fiscal 2016, the Company repurchased 1.7 million shares for $20.0 million, at an average of $12.13 per share, under its $300.0 million share repurchase program announced in November 2015, with $183.7 million remaining under the program.

Changes in Presentation

Commencing in fiscal 2016, store occupancy expenses and shipping expenses, historically presented in SG&A, are being presented in Cost of Goods Sold. The Company believes that these costs represent direct costs associated with the sale of its merchandise, and these changes better align the Company with its peers and better reflect how the business operates. Additionally, shipping revenue, historically presented in SG&A, is being presented in Net Sales. These adjustments were made retrospectively and all periods presented conform with this presentation.

Fiscal 2016 Fourth Quarter Outlook

The fiscal 2016 fourth quarter outlook excludes Boston Proper for comparability purposes. The Company is anticipating a low single digit comparable sales decline in the fourth quarter compared to last year. We expect improvement in merchandise margin to be more than offset by occupancy deleverage, resulting in a reduction in gross margin rate. We continue to make progress on our Initiatives and expect a decrease in SG&A as a percent of sales; however, the reduction in marketing spend will be at a lower level than recognized in the third quarter. Fourth quarter total inventory is planned to be lower than last year.

ABOUT CHICO’S FAS, INC.

The Company, through its brands – Chico's, White House Black Market, and Soma is a leading omni-channel specialty retailer of women’s private branded, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing items.

As of October 29, 2016, the Company operated 1,510 stores in the US and Canada and sold merchandise through franchise locations in Mexico. The Company’s merchandise is also available at www.chicos.com, www.whbm.com, and www.soma.com. For more detailed information on Chico's FAS, Inc., please go to our corporate website at www.chicosfas.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Some statements herein may be “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to certain events that could have an effect on our future financial performance, including but without limitation, statements regarding our plans, objectives, and the future success of our store concepts, the implementation and success of our previously announced restructuring program and organizational redesign, and the implementation and success of our strategies to increase the our brands’ sales volume and profitability through four previously announced focus areas. These statements may address items such as expectations for future sales, gross margin, SG&A (particularly estimated expected savings), operating margin, inventory levels, comparable store sales and cash needs, as well as , planned store openings, closings and expansions. These statements relate to expectations concerning matters that are not historical fact and may include the words or phrases such as “expects,” “believes,” “anticipates,” “plans,” “estimates,” “approximately,” “our planning assumptions,” “future outlook,” and similar expressions. Except for historical information, matters discussed in such oral and written statements are forward-looking statements. These forward-looking statements are based largely on information currently available to our management and on our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, and are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those currently anticipated. Although we believe our expectations are based on reasonable estimates and assumptions, we cannot guarantee their accuracy or our future performance, and there are a number of known and unknown risks, uncertainties, contingencies, and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, there is no assurance that our expectations will, in fact, occur or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, general economic and business conditions, conditions in the specialty retail or apparel industries, the availability of quality store sites, the ability to successfully execute our business strategies, the ability to achieve the results of our restructuring program, the ability to achieve the results of our four focus areas, particularly the results expected from our current strategic projects related to those focus areas, the integration of our new management team, and those other factors described in Item 1A, “Risk Factors” and in the “Forward-Looking Statements” disclosure in Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Form 10-K. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Investors using forward-looking statements are encouraged to review the Company’s latest annual report on Form 10-K, its filings on Form 10-Q, management's discussion and analysis in the Company’s latest annual report to stockholders, the Company’s filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company’s business, results of operations and financial condition. All written or oral forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. The Company does not undertake to publicly update or revise its forward looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

(Financial Tables Follow)

Executive Contact:
Jennifer Powers
Vice President – Investor Relations
Chico’s FAS, Inc.
(239) 346-4199

Chico’s FAS, Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Loss)
(Unaudited)
(in thousands, except per share amounts)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	October 29, 2016		October 31, 2015		October 29, 2016		October 31, 2015
	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales
Net sales:
Chico's	$312,203	52.3	$333,421	51.7	$995,067	53.0	$1,058,697	52.2
White House Black Market	210,389	35.2	220,965	34.2	633,420	33.8	659,682	32.5
Soma	74,320	12.5	72,349	11.2	247,134	13.2	240,347	11.8
Boston Proper	—	0.0	18,698	2.9	—	0.0	70,299	3.5
Total net sales	596,912	100.0	645,433	100.0	1,875,621	100.0	2,029,025	100.0
Cost of goods sold	366,618	61.4	396,270	61.4	1,142,182	60.9	1,219,543	60.1
Gross margin	230,294	38.6	249,163	38.6	733,439	39.1	809,482	39.9
Selling, general and administrative expenses	188,350	31.6	226,256	35.1	583,117	31.1	661,491	32.6
Goodwill and intangible impairment charges	—	0.0	45,514	7.1	—	0.0	112,455	5.6
Restructuring and strategic charges	10,820	1.8	3,137	0.4	31,027	1.6	34,178	1.6
Income (loss) from operations	31,124	5.2	(25,744)	(4.0)	119,295	6.4	1,358	0.1
Interest expense, net	(526)	(0.1)	(466)	(0.1)	(1,474)	(0.1)	(1,421)	(0.1)
Income (loss) before income taxes	30,598	5.1	(26,210)	(4.1)	117,821	6.3	(63)	0.0
Income tax provision (benefit)	7,000	1.1	(14,600)	(2.3)	40,100	2.2	(23,100)	(1.1)
Net income (loss)	$23,598	4.0	$(11,610)	(1.8)	$77,721	4.1	$23,037	1.1
Per share data:
Net income (loss) per common share-basic	$0.18		$(0.09)		$0.59		$0.16
Net income (loss) per common and common equivalent share–diluted	$0.18		$(0.09)		$0.58		$0.16
Weighted average common shares outstanding–basic	128,753		136,172		129,830		139,386
Weighted average common and common equivalent shares outstanding–diluted	128,996		136,172		129,999		139,724
Dividends declared per share	$—		$—		$0.2400		$0.2325

Chico’s FAS, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)

	October 29, 2016	January 30, 2016	October 31, 2015

ASSETS
Current Assets:
Cash and cash equivalents	$80,331	$89,951	$91,256
Marketable securities, at fair value	50,411	50,194	47,316
Inventories	261,341	233,834	268,968
Prepaid expenses and other current assets	46,635	45,660	55,149
Income taxes receivable	3,402	29,157	16,225
Assets held for sale	18,520	16,525	41,802
Total Current Assets	460,640	465,321	520,716
Property and Equipment, net	495,587	550,953	556,172
Other Assets:
Goodwill	96,774	96,774	96,774
Other intangible assets, net	38,930	38,930	38,930
Other assets, net	18,382	14,074	40,622
Total Other Assets	154,086	149,778	176,326
	$1,110,313	$1,166,052	$1,253,214

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$125,532	$129,343	$147,526
Current debt	10,000	10,000	10,000
Other current and deferred liabilities	148,706	158,788	140,557
Liabilities held for sale	—	—	8,478
Total Current Liabilities	284,238	298,131	306,561
Noncurrent Liabilities:
Long-term debt	74,768	82,219	84,702
Deferred liabilities	122,848	130,743	135,390
Deferred taxes	9,320	15,171	20,385
Total Noncurrent Liabilities	206,936	228,133	240,477
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock	—	—	—
Common stock	1,301	1,355	1,394
Additional paid-in capital	445,787	435,881	429,746
Treasury stock, at cost	(366,081)	(289,813)	(249,854)
Retained earnings	538,134	492,325	524,244
Accumulated other comprehensive (loss) income	(2)	40	646
Total Stockholders’ Equity	619,139	639,788	706,176
	$1,110,313	$1,166,052	$1,253,214

Chico’s FAS, Inc. and Subsidiaries
Condensed Consolidated Cash Flow Statements
(Unaudited)
(in thousands)

	Thirty-Nine Weeks Ended
	October 29, 2016	October 31, 2015
Cash Flows From Operating Activities:
Net income	$77,721	$23,037
Adjustments to reconcile net income to net cash provided by operating activities:
Goodwill and intangible impairment charges, pre-tax	—	112,455
Depreciation and amortization	82,585	90,266
Loss on disposal and impairment of property and equipment	6,434	22,609
Deferred tax benefit	(8,098)	(52,623)
Stock-based compensation expense	15,483	20,712
Excess tax benefit from stock-based compensation	(322)	(2,992)
Deferred rent and lease credits	(14,264)	(15,018)
Changes in assets and liabilities:
Inventories	(27,506)	(44,811)
Prepaid expenses and accounts receivable	(6,237)	(12,024)
Income tax receivable	25,755	(15,629)
Accounts payable	(3,789)	7,377
Accrued and other liabilities	(3,391)	(3,300)
Net cash provided by operating activities	144,371	130,059
Cash Flows From Investing Activities:
Purchases of marketable securities	(43,266)	(43,479)
Proceeds from sale of marketable securities	43,058	122,712
Purchases of property and equipment, net	(35,663)	(66,595)
Net cash (used in) provided by investing activities	(35,871)	12,638
Cash Flows From Financing Activities:
Proceeds from borrowings	—	124,000
Payments on borrowings	(7,500)	(29,000)
Proceeds from issuance of common stock	2,363	10,614
Excess tax benefit from stock-based compensation	322	2,992
Dividends paid	(31,936)	(32,933)
Repurchase of common stock	(81,324)	(260,555)
Net cash used in financing activities	(118,075)	(184,882)
Effects of exchange rate changes on cash and cash equivalents	(45)	90
Net decrease in cash and cash equivalents	(9,620)	(42,095)
Cash and Cash Equivalents, Beginning of period	89,951	133,351
Cash and Cash Equivalents, End of period	$80,331	$91,256

Supplemental Detail on Earnings Per Share Calculation

In accordance with accounting guidance, unvested share-based payment awards that include non-forfeitable rights to dividends, whether paid or unpaid, are considered participating securities. As a result, such awards are required to be included in the calculation of earnings per common share pursuant to the “two-class” method. For the Company, participating securities are composed entirely of unvested restricted stock awards and performance-based restricted stock units (“PSUs”) that have met their relevant performance criteria.

Earnings per share is determined using the two-class method when it is more dilutive than the treasury stock method. Basic earnings per share is computed by dividing net income available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflects the dilutive effect of potential common shares from non-participating securities such as stock options and PSUs. For the thirty-nine weeks ended October 29, 2016 and October 31, 2015, potential common shares were excluded from the computation of diluted EPS to the extent they were antidilutive.

The following unaudited table sets forth the computation of basic and diluted earnings per share shown on the face of the accompanying condensed consolidated statements of operations (in thousands, except per share amounts):

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 29, 2016	October 31, 2015	October 29, 2016	October 31, 2015

Numerator
Net income (loss)	$23,598	$(11,610)	$77,721	$23,037
Net income and dividends declared allocated to participating securities	(502)	—	(1,677)	(492)
Net income (loss) available to common shareholders	$23,096	$(11,610)	$76,044	$22,545

Denominator
Weighted average common shares outstanding – basic	128,753	136,172	129,830	139,386
Dilutive effect of non-participating securities	243	—	169	338
Weighted average common and common equivalent shares outstanding – diluted	128,996	136,172	129,999	139,724

Net income (loss) per common share(1)
Basic	$0.18	$(0.09)	$0.59	$0.16
Diluted	$0.18	$(0.09)	$0.58	$0.16

(1) Due to the differences between quarterly and year-to-date weighted average share counts and the effect of quarterly rounding to the nearest cent per diluted share, the year-to-date calculation of generally accepted accounting principles ("GAAP") diluted EPS may not equal the sum of the quarters.

SEC Regulation G - The Company reports its consolidated financial results in accordance with GAAP. However, to supplement these consolidated financial results, management believes that certain non-GAAP results, which exclude charges and results related to non-continuing Boston Proper operations as well as certain strategic charges, may provide a more meaningful measure on which to compare the Company’s results of operations between periods. The Company believes these non-GAAP results provide useful information to both management and investors by excluding certain expenses that impact the comparability of the results.

A reconciliation of net income and earnings per diluted share on a GAAP basis to net income and earnings per diluted share on a non-GAAP adjusted basis is presented in the table below:

Chico’s FAS, Inc. and Subsidiaries
GAAP to Non-GAAP Reconciliation of Net Income (Loss) and Diluted EPS
(Unaudited)
(in thousands, except per share amounts)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 29, 2016	October 31, 2015	October 29, 2016	October 31, 2015
Net income (loss): (1)
GAAP basis	$23,598	$(11,610)	$77,721	$23,037
Goodwill and other intangible impairment charges	—	23,859	—	70,985
Restructuring and strategic charges	6,806	1,948	19,422	21,225
Boston Proper operating loss	—	3,502	—	8,239
Tax benefit related to the disposition of Boston Proper	(3,979)	—	(3,979)	(23,779)
Non-GAAP adjusted basis	$26,425	$17,699	$93,164	$99,707

Net income (loss) per diluted share: (1) (2)
GAAP basis	$0.18	$(0.09)	$0.58	$0.16
Goodwill and other intangible impairment charges	0.00	0.18	0.00	0.50
Restructuring and strategic charges	0.05	0.01	0.15	0.15
Boston Proper operating loss	0.00	0.03	0.00	0.06
Tax benefit related to the disposition of Boston Proper	(0.03)	0.00	(0.03)	(0.17)
Non-GAAP adjusted basis	$0.20	$0.13	$0.70	$0.70

(1) All adjustments to net income (loss) are presented net of tax.
(2) Due to the differences between quarterly and year-to-date weighted average share counts and the effect of quarterly rounding to the nearest cent per diluted share, the year-to-date calculation of non-GAAP diluted EPS may not equal the sum of the quarters.

SEC Regulation G - The Company reports its consolidated financial results in accordance with GAAP. However, to supplement these consolidated financial results, management believes that certain non-GAAP results, which exclude results from non-continuing Boston Proper operations, may provide a more meaningful measure on which to compare the Company’s results of operations between periods.

The tables below present a reconciliation of selected consolidated financial data on a GAAP basis to selected consolidated financial data on a non-GAAP adjusted basis, reflecting certain adjustments as identified in the footnotes to the table and excluding Boston Proper:

Chico's FAS, Inc. and Subsidiaries
Fiscal 2015 Reconciliation of Reported to Adjusted Selected Non-GAAP Consolidated Financial Data
(Unaudited)
(in thousands)

As Reported

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 31, 2015		October 31, 2015
	Amount	% of Sales	Amount	% of Sales
Net Sales	$641,219	100.0	$2,014,909	100.0
Cost of goods sold	290,737	45.3	902,689	44.8
Gross margin	350,482	54.7	1,112,220	55.2
Selling, general and administrative expenses	327,575	51.1	964,229	47.9
Subtotal	22,907	3.6	147,991	7.3

Boston Proper

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 31, 2015		October 31, 2015
	Amount	% of Sales	Amount	% of Sales
Net Sales	$17,312	100.0	$65,301	100.0
Cost of goods sold	11,486	66.3	38,073	58.3
Gross margin	5,826	33.7	27,228	41.7
Selling, general and administrative expenses	11,466	66.2	40,495	62.0
Subtotal	(5,640)	(32.5)	(13,267)	(20.3)

Adjustments, excluding Boston Proper

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 31, 2015		October 31, 2015
	Amount	% of Sales	Amount	% of Sales
Net Sales(1)	$2,828	0.4	$9,118	0.5
Store occupancy expense(2)	95,583	14.8	284,141	14.1
Shipping expense(3)	7,710	1.2	23,504	1.2
Cost of goods sold	103,293	16.0	307,645	15.3
Gross margin	(100,465)	(15.6)	(298,527)	(14.8)
Selling, general and administrative expenses	(100,465)	(15.6)	(298,527)	(14.8)
Subtotal	—	—	—	—

As Adjusted, Non-GAAP

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 31, 2015		October 31, 2015
	Amount	% of Sales	Amount	% of Sales
Net Sales	$626,735	100.0	$1,958,726	100.0
Cost of goods sold	382,544	61.0	1,172,261	59.8
Gross margin	244,191	39.0	786,465	40.2
Selling, general and administrative expenses	215,644	34.4	625,207	31.9
Subtotal	28,547	4.6	161,258	8.3

(1) Adjustments to net sales represent the correction of an immaterial error in the classification of shipping revenue, which was previously classified within SG&A.
(2) Adjustments to store occupancy expense represent the reclassification of store occupancy expenses, which were previously classified within SG&A.
(3) Adjustments to shipping expense represent a change in accounting policy to present shipping expenses within cost of goods sold, which were previously reported within SG&A.

Chico's FAS, Inc. and Subsidiaries
Store Count and Square Footage
Thirteen Weeks Ended October 29, 2016
(Unaudited)

	July 30, 2016	New Stores	Closures	October 29, 2016
Store count:
Chico’s frontline boutiques	599	1	(6)	594
Chico’s outlets	117	—	—	117
Chico's Canada	4	—	—	4
WHBM frontline boutiques	427	—	(2)	425
WHBM outlets	71	—	—	71
WHBM Canada	6	—	—	6
Soma frontline boutiques	274	—	—	274
Soma outlets	19	—	—	19
Total Chico’s FAS, Inc.	1,517	1	(8)	1,510

	July 30, 2016	New Stores	Closures	Other changes in SSF	October 29, 2016
Net selling square footage (SSF):
Chico’s frontline boutiques	1,638,071	2,444	(16,562)	279	1,624,232
Chico’s outlets	293,646	—	—	—	293,646
Chico's Canada	9,695	—	—	—	9,695
WHBM frontline boutiques	993,320	—	(3,247)	196	990,269
WHBM outlets	148,457	—	—	—	148,457
WHBM Canada	14,891	—	—	—	14,891
Soma frontline boutiques	517,994	—	—	—	517,994
Soma outlets	35,637	—	—	—	35,637
Total Chico’s FAS, Inc.	3,651,711	2,444	(19,809)	475	3,634,821

As of October 29, 2016 the Company also sold merchandise through 88 international franchise locations, comprised of 7 Chico's stand-alone boutiques, 50 Chico's shop-in-shops, and 31 Soma shop-in-shops.

Chico's FAS, Inc. and Subsidiaries
Store Count and Square Footage
Thirty-Nine Weeks Ended October 29, 2016
(Unaudited)

	January 30, 2016	New Stores	Closures	October 29, 2016
Store count:
Chico’s frontline boutiques	604	3	(13)	594
Chico’s outlets	117	—	—	117
Chico's Canada	4	—	—	4
WHBM frontline boutiques	429	3	(7)	425
WHBM outlets	71	—	—	71
WHBM Canada	6	—	—	6
Soma frontline boutiques	269	6	(1)	274
Soma outlets	18	1	—	19
Total Chico’s FAS, Inc.	1,518	13	(21)	1,510

	January 30, 2016	New Stores	Closures	Other changes in SSF	October 29, 2016
Net selling square footage (SSF):
Chico’s frontline boutiques	1,652,991	7,556	(35,960)	(355)	1,624,232
Chico’s outlets	293,646	—	—	—	293,646
Chico's Canada	9,695	—	—	—	9,695
WHBM frontline boutiques	991,164	6,921	(13,547)	5,731	990,269
WHBM outlets	148,457	—	—	—	148,457
WHBM Canada	14,891	—	—	—	14,891
Soma frontline boutiques	507,805	11,008	(1,562)	743	517,994
Soma outlets	33,792	1,845	—	—	35,637
Total Chico’s FAS, Inc.	3,652,441	27,330	(51,069)	6,119	3,634,821

As of October 29, 2016 the Company also sold merchandise through 88 international franchise locations, comprised of 7 Chico's stand-alone boutiques, 50 Chico's shop-in-shops, and 31 Soma shop-in-shops.